Double Eagle Petroleum 2004 Financial & Operating Update Presented by April 2005 Stephen H. Hollis CEO IPAA Conference

This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. DISCLAIMER

Double Eagle Petroleum Co. Rocky Mountain Natural Gas Exploration & Production Co. NASDAQ (Small Cap Market) "DBLE" Market Capitalization $175,000,000 (3-31-05)

TEN YEARS OF STOCK PRICE GROWTH

Double Eagle Petroleum 2004 Accomplishments 2004 vs. 2003 Revenues + 116% Cash Flow + 130% Reserves + 52% Production + 87%

Double Eagle Operating CF $ (000s) 2002 2003 2004 Revenue 2,270 6,138 13,267 Operating Costs 1,012 1,989 4,124 G & A & Interest 971 1,425 1,601 Net Cash Flow 119 3,239 7,435

Double Eagle Proved Producing 2000 2001 2002 2002(a) 2003 2004 PDP 5.03 7.76 9.9 12.6 17.1 18.2 PUD BCFE 0.92 2.98 2.8 5.3 6.9 18.4 (a) 12/31 Year end

Double Eagle Replacing Reserves 2000 2001 2002 2003 2004 Prod mmcfe 567 630 1132 1425 2661 New mmcfe 933 3333 3331 7353 15311

Double Eagle Petroleum Capital Spending ($ millions) 2000 2001 2002 2003 2004 2.2 2.7 5.1 10.1 8.988

Double Eagle 2004 Capital Spending Leasehold Exploration Development 297 324 8367

Double Eagle Finding Costs $ / MCFE 2001 2002 2003 2004 $ MCFE 0.82 1.15 1.01 0.57

Double Eagle Daily Production 2001 2002 1Q 03 2Q 03 3Q 03 4Q 03 1Q 04 2Q 04 3Q 04 4Q 04 MCFE 1725 2259 3624 2940 4513 4761 4989 7850 7340 10125

Double Eagle Petroleum Co. Pinedale Anticline Eastern Washakie Christmas Meadows

Green River Basin Index Map Green River Basin Index Map Colorado Wyoming Utah Overthrust Belt Moxa Arch Uinta Mountains Wind River Mountains Pinedale Anticline Mullen, Doelger,, and Barlow & Haun, 1993 Cow Creek Pinedale

Pinedale Anticline Downspacing to 20 acres Deeper Test Back-in at the Mesa "C"

Green River Basin Index Map Green River Basin Index Map Colorado Wyoming Utah Overthrust Belt Moxa Arch Uinta Mountains Wind River Mountains Pinedale Anticline Mullen, Doelger,, and Barlow & Haun, 1993 Cow Creek Pinedale

Atlantic Rim Area Cow Creek DOUBLE EAGLE INTEREST 60,081 Gross Acres - 29,661 Net Acres

Distribution of Cow Creek Cumulative Production

Catalina Unit 240 Proposed Wells Wells Wells Wells

Green River Basin Index Map Green River Basin Index Map Colorado Wyoming Utah Overthrust Belt Moxa Arch Uinta Mountains Wind River Mountains Pinedale Anticline Mullen, Doelger,, and Barlow & Haun, 1993 Cow Creek Pinedale

Whitney Canyon / Carter Creek (1977) cum 12/05 24 MMBO 2 TCF Historical production (other operators)

12,000 8,000 4,000 SL -4000 -8000 -12,000 -16,000 -20,000 -24,000 M P Tw Uinta Mountain Group Frontier Hilliard Mowry, Dakota,LK North Flank Thrust Kfu Kmv Kh Frontier Mowry Dakota J Nugget Tr Phosphoria Morgan, Weber Miss Ord Cambrian Hogsback Thrust NW SE Table Top Unit #1 Proposed Location Wolverine 1987 Christmas Meadows #4-34 4-T1N-R10E KB 9108 TD 7700 Christmas Meadows Prospect A A'

Christmas Meadows Prospect Double Eagle owns 40,674 gross/ 21,372 net acres Double Eagle has 61% WI in first well * Drill depth 15,730 to test Frontier and Dakota * Intends to convey a part of WI to one or more industry partners

PRODUCTION

Double Eagle Quarterly Production Volumes and Revenue

Double Eagle 2005 Continued Increase of Production With Low Risk Development Drilling at Pinedale and Eastern Washakie "Swing for the Fences" With Christmas Meadows